Filed Pursuant to Rule 424(b)(3)
Registration Number: 333-260458
PROSPECTUS
92,925,273 Shares of Class A Common Stock
8,325,000 Warrants

This prospectus relates to the registration of the Class A Common Stock, par value $0.0001 per share (the “Common Stock”), of BlackSky Technology Inc. and warrants to purchase shares of Common Stock of BlackSky Technology Inc. as described herein.
This prospectus relates to the offer and sale by us of: 28,252,300 shares of Common Stock reserved for issuance upon the exercise of certain outstanding options and warrants to purchase Common Stock and the vesting of restricted stock units.
This prospectus also relates to the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of: (i) 64,672,973 shares of Common Stock (ii) 8,325,000 warrants and (iii) 12,439,800 additional shares of Common Stock that may be issued upon (a) the exercise of certain outstanding options and warrants and (b) the vesting of restricted stock units.
The Selling Securityholders may sell any, all or none of the securities and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the date of this prospectus. The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash and from the exercise of the Legacy BlackSky Equity Awards. We will pay the expenses associated with registering the sales by the selling securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
Of the 77,112,773 shares of Common Stock that may be offered or sold by the Selling Securityholders identified in this prospectus, certain of our Selling Securityholders are subject to lock-up restrictions with respect to 6,534,375 of those shares, pursuant to agreements further described in the Initial Registration Statement in the section titled “Certain Relationships, Related Party and Other Transactions.”.
Our Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “BKSY” and our Public Warrants are listed on the NYSE under the symbol “BKSY.W.” On October 12, 2022, the last reported sale price of our Common Stock on NYSE was $1.49 per share and the last reported sale price of our Public Warrants on NYSE was $0.18 per warrant.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 8 of this prospectus, and in any similar section contained or incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders hereunder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus.
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”
MARKET AND INDUSTRY DATA
This prospectus may contain or incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
TRADEMARKS
The BlackSky design logo and the BlackSky mark appearing in this prospectus and the documents incorporated by reference herein are the property of BlackSky Global LLC. This document and the documents incorporated by reference herein contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
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CERTAIN DEFINED TERMS
Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:
“BlackSky” means Legacy BlackSky prior to the Effective Time and the Company as of immediately following the Effective Time.
“Common Stock” means the Company’s Class A Common Stock, par value $0.0001 per share.
“Closing Date” means September 9, 2021.
“Company” means BlackSky Technology Inc., a Delaware Corporation (f/k/a Osprey Technology Acquisition Corp.)
“Effective Time” means the time at which the merger became effective.
“Legacy BlackSky” means BlackSky Holdings, Inc., a Delaware corporation.
“Merger” means the merger of Merger Sub with and into BlackSky, with BlackSky being the surviving corporation.
“Merger Sub” means Osprey Technology Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Osprey.
“Osprey” means Osprey Technology Acquisition Corp., a Delaware corporation.
“PIPE Investment” means the private placement of 18,000,000 shares of Common Stock to the PIPE Investors on the Closing Date for a purchase price of $10.00 per share pursuant to the Subscription Agreements.
“PIPE Investors” means those certain investors participating in the PIPE Investment pursuant to the Subscription Agreements.
“Private Placement Warrants” means warrants to purchase Common Stock, formerly those of Osprey, issued to the Sponsor in connection with Osprey’s initial public offering.
“Public Warrants” means warrants to purchase Common Stock with an exercise price of $11.50 per share, formerly those of Osprey, that trade on the NYSE under the symbol “BKSY.W”.
“Sponsor” means Osprey Sponsor II, LLC.
“Subscription Agreements” means the subscription agreements pursuant to which the PIPE Investment was consummated.
“Warrants” means the Public Warrants and Private Placement Warrants.
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PROSPECTUS SUMMARY
This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Common Stock, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.
Overview
Founded in 2014, BlackSky is a leading provider of real-time geospatial intelligence. We provide on-demand and high frequency monitoring and artificial intelligence (“AI”)-enabled analytics of the most critical and strategic locations, economic assets, and events on planet Earth. The actionable intelligence we gather and deliver is relied upon by many of the most important and demanding government and commercial organizations in the world, including United States defense and intelligence agencies and international ministries of defense. Our Software-as-a-Service (“SaaS”) platform, Spectra AI delivers to our customers automated alerts, data, and insights, providing them with a first-to-know advantage that they use to support day-to-day decision making. BlackSky’s offerings are designed to support a broad range of government and commercial applications including national and homeland security, supply chain intelligence, crisis management, critical infrastructure monitoring, economic intelligence, and others.
We own and operate one of the industry's leading high-performance low earth orbit (“LEO”) small satellite constellations. Our constellation is optimized to cost-efficiently capture imagery at high revisit rates where and when our customers need it. The orbital configuration of our constellation is designed to collect data on the most critical and strategic locations on Earth where we believe approximately 90% of the global GDP occurs. With fourteen satellites in orbit as of June 30, 2022, our constellation is able to image certain locations every hour, from dawn to dusk, providing our customers with insights and situational awareness throughout the day. Our satellites are designed with agile pointing capabilities that enable our customers to task our constellation on demand to collect specific locations of interest. Our tasking methodology employs proprietary AI-enabled software to efficiently collect images of the most important strategic and economic assets and areas of interest to our customers. We believe that our focus on critical strategies and economic infrastructure and the AI-enabled tasking of our constellation differentiates us from our competitors, who are dedicated primarily to mapping the entirety of the Earth every day and who, therefore, require hundreds of satellites to support their mission. Our focused approach enables us to deliver highly targeted and actionable intelligence with a smaller constellation that has the added benefit of greater operating and capital efficiencies.
Our Spectra AI software platform can, among other things, source millions of observations a day from our proprietary satellite constellation and from multiple external data sources including imaging, radar and radio frequency satellites, environmental sensors, asset tracking sensors, Internet-of-Things (“IoT”) connected devices, internet-enabled narrative sources, and a variety of geotemporal data feeds. Spectra AI employs advanced, proprietary AI and machine learning (“ML”) techniques to process, analyze, and transform these data feeds into alerts, information, and insights. Customers can access Spectra AI's data and analytics through easy-to-use web services or through platform application programming interfaces.
Our next generation satellites (“Gen-3”), expected to be operational starting in 2023, are designed to improve our imaging resolution even further and include advanced sensing technology for a broad set of imaging conditions, including nighttime, low-light, and a variety of weather conditions. We believe these advancements will expand the diversity and certainty of our analytics to continue to ensure our relevance to our customers. We believe the combination of our high-revisit, on-demand tasking small satellite constellation, our Spectra AI platform, and low constellation cost is disrupting the market for geospatial imagery and space-based data and analytics.
Our operating strategy is to continue to enhance the capabilities of our satellite constellation, to increase the number of third-party data sources processed by Spectra AI, and to expand our analytics offerings in order to increase the value we deliver to our customers. Our two operating assets-our satellite constellation and our Spectra AI software platform-are mutually reinforcing: as we capture ever more information about the world’s most important strategic and economic assets and locations, our proprietary database expands and increases its utility; enabling us to better detect, understand, and predict changes that matter most to our customers. Our business has a natural and powerful “flywheel” effect: the more data we collect and analyze, the more valuable the insights we can deliver to our customers.
Our current customer base and end market mix are weighted towards U.S. and international defense and intelligence customers and markets. We believe there are significant opportunities to expand our imagery and software analytical services, as well as our engineering and systems integration offerings, to customers both domestically and internationally. In addition, our products and services can benefit customers in a variety of commercial markets including, but not limited to, energy and utilities, insurance, commodities, mining, manufacturing, maritime and supply chain logistics, financial services, agriculture, environmental monitoring, disaster and risk management, engineering and construction, and consumer behavior.
We offer a variety of pricing and utilization options for our imagery and software analytical service offerings, including usage-based pricing, subscriptions and transactional licenses. These options provide customers flexible options to utilize our imagery and software analytical services in a manner that best suits their business needs. We offer a range of pricing tiers that enables the customer to manage collection priorities, where during critical events they can pay a premium to prioritize their monitoring and collection requirements. At other times, customers can select lower priority collections to allow for more economical utilization. We currently derive revenue from variable and fixed pricing plans that allow our customers to choose what matters most to them-platform licensing-levels, priority for imagery tasking, and whether to apply analytics or monitoring capabilities overtop the imaging service.
Corporate Information
Our principal executive offices are located at 13241 Woodland Park Road, Suite 300, Herndon, VA 20171, and our telephone number is (571) 267-1571. The transfer agent and registrar for the Common Stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street- 30th Floor, New York, NY 10004.
Our website address is http://www.blacksky.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Common Stock. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of Osprey’s initial public offering.
Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.
Unless expressly indicated or the context requires otherwise, the terms “BlackSky,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to BlackSky Technology Inc., the parent entity formerly named Osprey Technology Acquisition Corp., after giving effect to the merger, and as renamed BlackSky Technology Inc. and where appropriate, our wholly-owned subsidiaries (including Legacy BlackSky).
Additional Information
Our investor relations website is located at https://ir.blacksky.com/. We use our investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, in addition to following press releases, SEC filings and public conference calls and webcasts. We also make available, free of charge, on our investor relations website under the SEC Filings tab, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.

THE OFFERING

Issuance of Common Stock

Common Stock outstanding prior to exercise of all Warrants	120,925,610 shares (as of June 30, 2022)

Common Stock to be issued upon exercise of all Warrants	24,137,500 shares

Exercise price of the Public Warrants	$11.50 per share, subject to adjustment as described herein

Exercise price of the Private Placement Warrants	$11.50 per share for 4,162,500 Private Placement Warrants, subject to adjustment as described herein and $20.00 per share for 4,162,500 Private Placement Warrants, subject to adjustment as described herein

Use of Proceeds
We will receive up to an aggregate of approximately $313,613,021.35 from the exercise of all Warrants, assuming the exercise in full of all of the Warrants for cash and from the exercise of the Legacy BlackSky Equity Awards. We expect to use the net proceeds from the exercise of the Warrants and the Legacy BlackSky Equity Awards for general corporate purposes. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Resale of Class A Common Stock and Warrants

Common Stock offered by the Selling Securityholders hereunder (representing the Affiliated Shares, the PIPE Shares, the Palantir Shares, the Legacy BlackSky Founder Shares, the shares of Common Stock that may be issued pursuant to the exercise of the Private Placement Warrants and the Legacy BlackSky Equity Awards)	77,112,773 shares

The offer and sale of shares were registered in our Initial Registration Statement on Form S-1. No new shares are being added under the post-effective amendment filed on October 14, 2022.

Warrants offered by the Selling Securityholders hereunder (representing the Private Placement Warrants)	8,325,000 Warrants

Redemption	The Warrants are redeemable in certain circumstances. See the section of this prospectus titled “Description of Securities— Warrants” for further discussion.

Use of Proceeds
We will not receive any proceeds from the sale of our Common Stock and Warrants offered by the selling securityholders under this prospectus. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Risk Factors
See the sections titled “Risk Factors Summary” and “Risk Factors” beginning on page 6 and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Common Stock and Warrants.

NYSE Symbol	“BKSY” for our Common Stock and “BKSY.W” for our Public Warrants.

Lock-Up Restrictions
Of the 77,112,773 shares of Common Stock that may be offered or sold by Selling Securityholders identified in this prospectus, certain of our Selling Securityholders are subject to lock-up restrictions with respect to 6,534,375 of those shares, pursuant to agreements further described in the section titled “Certain Relationships, Related Party and Other Transactions” in the Initial Registration Statement.

The number of shares of Common Stock outstanding is based on 120,925,610 shares of Common Stock as of June 30, 2022, and excludes the following, in each case as of June 30, 2022:
•1,593,907 shares of our Common Stock issuable upon the exercise of outstanding options under the BlackSky 2014 Equity Incentive Plan (the “2014 Plan”), which were assumed by the Company in connection with the merger;

•41,275 shares of our Common Stock issuable upon vesting of certain restricted stock units (“RSUs”) granted under the 2011 Equity Incentive Plan before the Closing Date;
•3,557,397 shares of our Common Stock issuable upon vesting of certain RSUs granted under the 2014 Plan before the Closing Date;
•4,162,500 shares of our Common Stock issuable upon the exercise of Private Placement Warrants to purchase shares of our Common Stock outstanding as of June 30, 2022, with an exercise price of $11.50 per share;
•4,162,500 shares of our Common Stock issuable upon the exercise of Private Placement Warrants to purchase shares of our Common Stock outstanding as of June 30, 2022, with an exercise price of $20.00 per share;
•15,812,500 Public Warrants to purchase shares of our Common Stock outstanding as of June 30, 2022;
•1,770,090 warrants to purchase shares of our Common Stock that were issued by Legacy BlackSky;
•3,054,572 shares of our Common Stock issuable upon the exercise of outstanding options granted under our 2021 Equity Incentive Plan (the “2021 Plan”);
•3,290,875 shares of our Common Stock issuable upon the vesting of certain RSUs granted under our 2021 Plan; and
•11,118,273 shares of our Common Stock reserved for future issuance under our 2021 Plan.

RISK FACTORS SUMMARY
An investment in our Common Stock involves a high degree of risk. In addition to the risk and uncertainties described under the section titled “Cautionary Note Regarding Forward-Looking Statements” you should consider carefully the risks and uncertainties described below, together with all of the other information contained in or incorporated by reference in this prospectus, including our consolidated financial statements and related notes, before deciding to invest in our securities. The following is a summary of the principal risks and uncertainties that we face. If any of the following risks or uncertainties were to actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our Common Stock could decline, and you could lose all or part of your investment.
This summary is not complete and the risks and uncertainties summarized below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.
Risks Related to Our Business and Industry
•We have a limited history of operating at our current scale and under our current strategy, which makes it difficult to predict our future operating results, and we may not achieve our expected operating results in the future.
•We may not be able to sustain our revenue growth rate in the future.
•Our results of operations are subject to fluctuation from period to period and may not be an accurate indication of future performance; our operating results have, and may in the future, fall below our financial guidance or other projections or fail to meet the expectations of securities analysts and investors.
•The loss of one or more of our largest customers could adversely affect our results of operations.
•If existing customers do not make subsequent purchases from us or renew their contracts with us, our revenue could decline, and our results of operations would be adversely impacted.
•We rely on the significant experience and specialized expertise of our senior management, engineering, sales and operational staff and must retain and attract qualified and highly skilled personnel in order to grow our business successfully.
•The market for our products and services has not been established with precision, is still emerging and may not achieve the growth potential we expect or may grow more slowly than expected.
•We have incurred significant losses each year since our inception, we expect our operating expenses to increase, and we cannot give assurances of our future profitability, if any.
Risks Related to Our Operations
•Our business is dependent upon our ability to keep pace with the latest technological changes.
•Our business involves significant risks and uncertainties that may not be covered by insurance. For example, if one or more of our satellite launches result in catastrophic failure or one or more of our in-orbit satellites or payloads fail, and we have not obtained insurance coverage or have not obtained sufficient insurance coverage, we could be required to record significant impairment charges for the satellite or payload.
Risks Related to Our Government Contracts
•Our business with various governmental entities is subject to the policies, priorities, regulations, mandates, and funding levels of such governmental entities and may be negatively or positively impacted by any change thereto.

•We face other risks and uncertainties associated with defense-related contracts, which may have a material adverse effect on our business.
Risks Related to Our Satellites and Ground Stations
•Our ability to grow our business depends on the successful production, launch, commissioning and/or operation of our satellites and related ground systems, which is subject to many uncertainties, some of which are beyond our control
•Loss of, or damage to, a satellite and the failure to obtain data or alternate sources of data for products and services may have an adverse impact on our business, financial condition, and results of operations. If our satellites and related equipment have shorter useful lives than we anticipate, we may be required to recognize impairment charges.
•Satellites are subject to construction and launch delays, launch failures, damage or destruction during launch, the occurrence of which can materially and adversely affect our operations.
•If our satellites fail to operate as intended, it could have a material adverse effect on our business, financial condition and results of operations.
•Currently we are dependent on LeoStella as the sole manufacturer of our satellites. Any significant disruption to LeoStella’s operations or facilities could have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Our Intellectual Property
•Our technologies contain “open source” software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.
•We rely on the availability of licenses to third-party technology that may be difficult to replace or that may cause errors or delay delivery of our services should we not be able to continue or obtain a commercially reasonable license to such technology.
Risks Related to Our Regulatory, Environmental and Legal Issues
•Our business is subject to a wide variety of additional extensive and evolving government laws and regulations. Failure to comply with such laws and regulations could have a material adverse effect on our business.
•Intelsat has a right of first offer with respect to the sale of BlackSky Holdings, Inc., (which is our subsidiary), which might discourage, delay or prevent a sale of BlackSky Holdings, Inc., and therefore, depress the trading price of our Common Stock.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Before making an investment decision regarding our securities, you should consider carefully the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks described in these documents are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, the market price of our Common Stock could decline, and you could lose part or all of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements” and "Incorporation by Reference."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “possible,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include statements about:
•our ability to retain or recruit key employees;
•our ability to grow distribution channels and partner ecosystems;
•our anticipated capital expenditures, liquidity, and our estimates regarding our capital requirements;
•our ability to integrate proprietary and third-party sensor data;
•our ability to add new satellites to commercial operations;
•our ability to invest in our software, research and development capabilities;
•our ability to grow a third-party developer community;
•our ability to expand our services and offerings to customers both domestically and internationally;
•our ability to continue delivering data in a cost-effective manner;
•our ability to maintain and protect our brand;
•our ability to expand within our current customer base;
•our ability to compete with legacy satellite imaging providers and other emergent geospatial intelligence providers;
•our ability to maintain intellectual property protection for our products or avoid or defend claims of infringement;
•our ability to comply with laws and regulations applicable to our business;
•our expectations about market trends and needs;
•our estimates of market growth, future revenue, expenses, cash flows, capital requirements and additional financing;
•the volatility of the trading price of our Common Stock;
•the performance of our Spectra AI platform;
•our plans for our next generation satellites (“Gen-3”);
•the impact of local, regional, national and international economic conditions and events;
•the effect of COVID-19 on the foregoing; and
•other factors including but not limited to those detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and filed by us with the Securities and Exchange Commission (the “SEC”) on March 31, 2022.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

UNAUDITED PRO FORMA FINANCIAL INFORMATION
Introduction
The following unaudited pro forma financial information has been prepared to further your understanding of the financial impacts of the September 9, 2021 merger (the “Merger”) between (1) Osprey Technology Acquisition Corp. (“Osprey”), a publicly-traded special purpose acquisition company, and (2) BlackSky Holdings, Inc. (“Legacy BlackSky”), the predecessor operations of BlackSky Technology Inc. The Merger was consummated in accordance with the agreement entered into between Osprey and Legacy BlackSky on February 17, 2021 (the “Merger Agreement”). Hereinafter, Osprey and Legacy BlackSky are collectively referred to as the “companies,” and the companies, subsequent to the Merger, are referred to herein as BlackSky Technology Inc. or the “combined company.”
On September 9, 2021, Osprey and Legacy BlackSky completed their planned Merger through the exchange of Osprey Class A common stock for all of Legacy BlackSky’s issued and outstanding shares of both Class A common stock and various classes of preferred stock, inclusive of shares issued upon the conversion of Legacy BlackSky’s issued and outstanding convertible promissory notes (the “Bridge Notes”) and the exercise of certain of Legacy BlackSky’s preferred stock warrants and common stock warrants immediately prior to consummation of the Merger. Refer to the subsequent section titled “Description of the Merger and Related Transactions” for additional details.
Contemporaneous with the Merger, the companies completed several additional transactions (the “Related Transactions”), including Osprey’s issuance of new shares of Class A common stock pursuant to previously executed common stock subscription agreements, the repayment of a portion of Legacy BlackSky’s outstanding debt, and the payment of both previously incurred and Merger-related transaction costs. Refer to the subsequent section titled “Description of the Merger and Related Transactions” for additional details regarding these transactions.
The pro forma financial information that follows has been prepared to show the financial statement impacts of the Merger and Related Transactions assuming that they had occurred on January 1, 2021. As the Merger and all Related Transactions were consummated or completed on or around September 9, 2021, these transactions have been recorded in BlackSky Technology Inc.’s financial statements prepared as of and for the period ended December 31, 2021. In addition, since the Merger has been accounted for as a reverse recapitalization transaction (i.e., as described in the subsequent section titled “Accounting for the Merger”), BlackSky Technology Inc.’s financial statements as of and for the periods ended December 31, 2021 and December 31, 2020 reflect the historical financial statements of Legacy BlackSky for such periods, as restated using the exchange ratios determined in accordance with the Merger Agreement to reflect the historical capital structure of Osprey. Since BlackSky Technology Inc.’s balance sheet as of December 31, 2021, as included in BlackSky Technology Inc.’s audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020 that are incorporated herein by reference, gives full effect to the Merger and Related Transactions, no pro forma adjustments are required with respect to the combined company’s balance sheet as of such date. Accordingly, the pro forma financial information that follows only gives effect to the incremental impact that certain aspects of the Merger and Related Transactions would have had on the combined company’s net loss and loss per share for the year ended December 31, 2021, if the Merger and Related Transactions had been consummated on January 1, 2021, rather than September 9, 2021.
Description of the Merger and Related Transactions
Pursuant to the Merger Agreement, the total number of shares of Osprey Class A common stock issued to Legacy BlackSky security holders in connection with the Merger (the “Total Consideration Share Amount”) was calculated by dividing (x) an amount equal to (a) $925,000,000, plus (b) the aggregate exercise prices that would have been paid to Legacy BlackSky if all outstanding options and warrants for the purchase of Legacy BlackSky’s capital stock immediately prior to the Effective Time were exercised in full, minus (c) $1,426,825, reflective of the amount of the unfunded portion of the Bridge Notes that Legacy BlackSky had the right to issue prior to the closing of the Merger, and minus (d) the total consideration paid to holders of shares of Legacy BlackSky’s Class B common stock in connection with the Merger (which amount was less than $1,000 in the aggregate) by (y) $10.00.

In accordance with this formula, Osprey issued a total of 78,993,201 shares of Class A common stock in exchange for all of the issued and outstanding equity of Legacy BlackSky, inclusive of shares issued upon the conversion of Legacy BlackSky’s issued and outstanding Bridge Notes and the exercise of certain of Legacy BlackSky’s preferred stock warrants and common stock warrants immediately prior to consummation of the Merger.
In addition, upon the close of the Merger and pursuant to Osprey’s amended and restated certificate of incorporation, Osprey’s public stockholders were offered the opportunity to redeem shares of Osprey Class A common stock, then held by them, for cash equal to their pro rata share of the aggregate amount on deposit in Osprey’s Trust Account as of two business days prior to the Merger closing. In connection with the Merger, Osprey’s public shareholders redeemed 21,375,376 shares of Osprey’s then-outstanding Class A common stock at a redemption price of approximately $10.05 per share.
The following activities directly attributable to the Merger and Related Transactions have been reflected as of the date of occurrence in BlackSky Technology Inc.’s financial statements as of and for the period ended December 31, 2021 and, accordingly, do not require the recognition of pro forma adjustments:
•The merger between Osprey’s merger subsidiary and Legacy BlackSky, resulting in Legacy BlackSky surviving as a wholly-owned subsidiary of Osprey, and Osprey contemporaneously changing its name to BlackSky Technology Inc.;
•The issuance of shares of Osprey Class A common stock for all shares of Legacy BlackSky’s Class A common stock and preferred stock deemed issued and outstanding immediately prior to consummation of the Merger, based upon the exchange ratios determined in accordance with the Merger Agreement;
•The sale and issuance of 18 million shares of Osprey Class A common stock for a purchase price of $10.00 per share, or $180 million in the aggregate, immediately prior to the Merger;
•The sale and issuance of 800,000 shares of Osprey Class A common stock for a purchase price of $10.00 per share, or $8 million in the aggregate, pursuant to an additional PIPE investment subscription agreement signed in August 2021;
•The exchange of cash for all of Legacy BlackSky’s issued and outstanding Class B common stock at a per share price equal to the Class B common stock’s par value;
•The payment of cash in lieu of fractional shares that otherwise would have been issued upon consummation of the Merger;
•The settlement of certain portions of Legacy BlackSky’s outstanding debt, inclusive of certain accrued and unpaid interest thereon;
•The payment of transaction costs incurred by both Osprey and Legacy BlackSky;
•The payment of underwriting fees incurred in connection with Osprey’s initial public offering, for which payment had previously been deferred until Osprey consummated a business combination or similar transaction;
•The cash settlement of consent fees incurred in connection with Legacy BlackSky’s 2021 Bridge Note financings;
•The cash settlement of certain additional Legacy BlackSky financial obligations for which payment was triggered by consummation of the Merger and Related Transactions; and
•The exchange of all issued, outstanding, and unexercised Legacy BlackSky warrants, RSUs and stock options (excluding any Legacy BlackSky warrants that automatically terminated because they were not exercised prior to consummation of the merger) for warrants, RSUs and stock options exercisable or exchangeable for capital stock of BlackSky Technology Inc. upon vesting.

The following table provides summary details regarding the shares of the combined company’s common stock that were outstanding immediately subsequent to consummation of the Merger and Related Transactions:

Stockholder	Shares Outstanding	% of Outstanding Shares
BlackSky stockholders	78,993,201	68.1%
Osprey public stockholders	10,249,624	8.9%
Osprey sponsor(i)	7,906,250	6.8%
PIPE Investors	18,800,000	16.2%
	115,949,075
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(i)Osprey sponsor shares includes 2,371,875 earnout shares that are subject to lock-up provisions and potential forfeiture unless BlackSky Technology Inc.’s common stock trades above certain specified price points for certain specified periods of time within the seven year period commencing as of the date that the Merger closed. As of December 31, 2021, these earnout shares were required to be classified and reported as a liability on BlackSky Technology Inc.’s balance sheet.
Accounting for the Merger
Notwithstanding the legal form of the Merger based upon the terms of the Merger Agreement, the Merger was accounted for as a reverse recapitalization transaction in accordance with GAAP. Under this method of accounting, Osprey was treated as the acquired company for financial reporting purposes, and Legacy BlackSky was treated as the accounting acquiror. Legacy BlackSky was deemed the accounting acquiror for purposes of the Merger based on an evaluation of the following facts and circumstances:
•Former Legacy BlackSky security holders as of immediately prior to the Merger held a majority (i.e., greater than 50%) of the outstanding voting interests in the combined company immediately subsequent to the Merger;
•Legacy BlackSky’s senior management team as of immediately prior to the Merger comprised senior management of the combined company immediately subsequent to the Merger;
•Legacy BlackSky designated a majority of the members of the combined company’s initial Board of Directors;
•Legacy BlackSky was the larger of the combining companies based upon historical operating activity and employee base; and
•Legacy BlackSky’s operations comprise the ongoing operations of the combined company.
Based upon the accounting conclusion reached above, the Merger has been treated as the equivalent of Legacy BlackSky having issued stock for the net assets of Osprey, accompanied by a recapitalization. For purposes of recognition upon consummation of the Merger, the net assets of Osprey were recorded (i.e., consolidated with the assets and liabilities of Legacy BlackSky) at their Merger-date carrying value, and no goodwill or other intangible assets were recorded. Furthermore, for purposes of all financial statements prepared subsequent to consummation of the Merger, including the financial statements prepared for reporting periods ending prior to Merger, the operations and financial results of BlackSky Technology Inc. reflect those of Legacy BlackSky; however, Legacy BlackSky’s equity accounts and previously reported loss per share calculations have been restated based upon the exchange ratios determined in accordance with the Merger Agreement to reflect the historical equity structure of Osprey.
Basis of Presentation of Pro Forma Financial Information
Due to the fact that (1) the effects of the Merger and Related Transactions are fully reflected in BlackSky Technology Inc.’s balance sheet as of December 31, 2021; (2) prior to the Merger, Osprey was a public shell company seeking to consummate an acquisition, business combination, or merger with an operating company and did not have business operations of its own; (3) the Merger has been accounted for as a reverse recapitalization and, accordingly, did not result in the recognition of adjustments to the merger-date carrying values of Osprey’s asset and liabilities and/or the recognition of new intangible assets; and (4) BlackSky Technology Inc’s historical financial statements as of and for the year ended December 31, 2021 reflect the historical financial position and results of operations of Legacy BlackSky (i.e. the combined company’s predecessor) after giving effect to the Merger, only a limited number of pro forma adjustments have been deemed necessary to give effect to the Merger and Related Transactions as if they had occurred as of January 1, 2021. As subsequently presented and discussed in greater detail, those pro forma adjustments have been deemed necessary to (A) adjust certain amounts reported in BlackSky Technology Inc.’s statements of operations for the year ended December 31, 2021 to reflect the pro forma impact of assuming that the Merger and Related Transactions occurred as of January 1, 2021, rather than September 9, 2021, and (B) adjust the reported loss per share for the year ended December 31, 2021 to give effect to the assumption that the issuances of Osprey Class A common shares to consummate the Merger and Related Transactions occurred as of January 1, 2021, rather than September 9, 2021. The pro forma adjustments do not reflect any management adjustments or any synergies, operating efficiencies, or other benefits that may result from consummation of the Merger and Related Transactions.
In accordance with Rule 11-02(a)(1) of Regulation S-X, in circumstances where (1) only a limited number of pro forma adjustments are required and (2) those adjustments are easily understood, a narrative description of the pro forma effects of a transaction may be provided in lieu of a pro forma condensed balance sheet, pro forma condensed statements of comprehensive income, and accompanying explanatory notes. Due to the limited number of pro forma adjustments deemed necessary to give effect to the Merger and Related Transactions as if they had occurred as of January 1, 2021, management has elected to prepare narrative pro-forma disclosures to illustrate the pro forma effects of the aforementioned transactions on BlackSky Technology Inc.’s net loss and net loss per share amounts reported for the year ended December 31, 2021. The narrative pro forma disclosures that follow were derived from, and should be read in connection with, the audited consolidated financial statements of BlackSky Technology Inc. as of and for the years ended December 31, 2021 and 2020, incorporated herein by reference.
This unaudited pro forma financial information also should be read together with the section of our most recent Annual Report on Form 10-K titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that is incorporated herein by reference.
The unaudited pro forma financial information has been prepared for illustrative purposes only and does not purport to represent, and is not necessarily indicative of, what the actual reported net loss or net loss per share of BlackSky Technology Inc. would have been for the year ended December 31, 2021 had the Merger and Related Transactions taken place on January 1, 2021. This information also should not be deemed indicative of what the results of operations of BlackSky Technology Inc. will be for any future period. Certain pro forma adjustments reflect management’s best estimates of the impacts of the Merger and Related Transactions based upon information available and known as of the date that this unaudited pro forma financial information has been prepared and, accordingly, the actual future results reported by BlackSky Technology Inc. could differ materially from the pro forma amounts reported herein.
Narrative Discussion of Pro Forma Adjustments to BlackSky Technology Inc.’s Reported Net Loss and Net Loss Per Share
The following table and subsequent discussion summarizes the pro forma adjustments to BlackSky Technology Inc.’s reported net loss from continuing operations for the year ended December 31, 2021, in order to give effect to the Merger and Related Transactions as if they had occurred on January 1, 2021:

(in thousands)	Year Ended December 31, 2021
Reported net loss from continuing operations	$(243,993)
Adjustment for loss on derivative(1)	20,846
Adjustment to interest expense(2)	471
Adjustment to other income/(expense), net(3)	64
Pro forma net loss from continuing operations(4)	$(222,612)

__________________
(1)This adjustment reflects the elimination of mark-to-market adjustments related to (A) warrants that had historically been subject to derivative liability accounting treatment under US GAAP, but were exercised for Legacy BlackSky shares that were exchanged as part of the Merger, and (B) certain debt issuance costs that had historically been subject to derivative liability accounting treatment under US GAAP, but were settled in connection with the Merger and Related Transactions.
(2)This adjustment reflects the elimination of interest expense incurred on Legacy BlackSky debt that was required to be partially or fully settled upon consummation of the Merger.
(3)This adjustment reflects the elimination of the loss recognized upon the conversion of Legacy BlackSky’s Bridge Notes in connection with the Merger.
(4)No pro forma income tax adjustments have been recorded, as Legacy BlackSky had recognized significant losses for all historical reporting periods, which had resulted in the recognition of no income tax and a full valuation allowance against any available deferred tax assets in historical periods. Accordingly, if the Merger had occurred as of January 1, 2021, no incremental income tax expense or benefit would have been recognized by the combined company.
The following table and subsequent discussion provides details regarding the calculation of BlackSky Technology Inc.’s pro forma loss per share from continuing operations for the year ended December 31, 2021, after giving effect to the Merger and Related Transactions, including the exchange and issuances of Osprey Class A common shares in connection with the Merger and the PIPE investments, respectively, as if such transactions had occurred on January 1, 2021:

Year Ended December 31, 2021
Numerator
Pro forma net loss from continuing operations (in thousands)	$(222,612)
Denominator
Osprey Public Stockholder shares(1)	10,249,624
Sponsor’s shares(2)	5,534,375
PIPE Investors’ shares(3)	18,800,000
Shares issued to Legacy BlackSky’s existing security holders at the time of the Merger(4)	78,537,708
Shares related to vesting of RSUs(5)	2,285,287
Weighted-average post-merger common stock issuances(6)	86,241
Basic and diluted weighted-average shares outstanding	115,493,235
Pro forma loss per share from continuing operations - basic and diluted(7)	$(1.93)
_________________
(1)The weighted-average number of outstanding Osprey Public Stockholder shares immediately subsequent to the Merger gives effect to the redemption of approximately 21.4 million shares of Osprey Class A common stock, which occurred immediately prior to the consummation of the Merger. As the Merger is assumed to have occurred as of January 1, 2021 for purposes of preparing this unaudited pro forma financial information, the weighted-average number of shares outstanding reflects those shares of common stock that would be deemed outstanding for the period under the assumption that the share redemptions occurred on January 1, 2021.
(2)Represents the Sponsor’s holdings of common stock immediately subsequent to the Merger, based upon the one-for-one conversion of the Sponsor’s holdings of Osprey Class B common stock into Class A common stock immediately prior to the consummation of the Merger. The shares presented exclude 2,371,875 shares of the Class A common stock exchanged for the Sponsor’s previously held shares of Osprey Class B common stock, as such shares are subject to lock-up arrangements that will remain in effect until BlackSky Technology Inc.’s common stock price achieves certain targets or the shares are otherwise forfeited. Consistent with the assumption related to the Merger, the conversion of the Sponsor’s Class B common shares is assumed to have occurred on January 1, 2021 and, accordingly, the shares are assumed to have been outstanding shares of Class A common stock for the entire reporting period.
(3)The PIPE Investors’ shares are assumed to have been issued on January 1, 2021, consistent with the assumed date of the Merger for purposes of preparation of this unaudited pro forma financial information. Accordingly, these shares are assumed to have been outstanding for the entire reporting period for purposes of calculating the weighted-average number of shares outstanding.
(4)Shares of Class A common stock issued to Legacy BlackSky security holders to consummate the Merger are assumed to have been issued on January 1, 2021. Accordingly, these shares are assumed to have been outstanding for the entire reporting period for purposes of calculating the weighted-average number of common shares outstanding. The number of shares issued to former Legacy BlackSky security holders was determined based upon (1) the exchange ratio applicable to Legacy BlackSky Class A common shares, including those Legacy BlackSky Class A common shares that were issued upon the conversion or exercise of certain of Legacy BlackSky’s other outstanding financial instruments in connection with the Merger, and (2) the exchange ratio applicable to each class of Legacy BlackSky preferred shares, including those preferred shares that were issued upon the exercise of certain warrants in connection with the Transactions. Refer to the table below, as well as the incremental explanations that accompany the table, for additional details regarding the number of common shares that were issued to former Legacy BlackSky security holders:

Outstanding BlackSky Financial Instrument	Common Shares, Preferred Shares, Warrants, and Outstanding Debt Subject to Exchange / Conversion(i)	Legacy BlackSky Class A Common Share Equivalent		Applicable Exchange Ratio(ii)	Osprey Shares to be Issued to BlackSky Security Holders
Outstanding common shares	376,952,973 shares	376,952,973		0.0912	34,377,453
Series A redeemable convertible preferred stock	8,651,880 shares	N/A	(iii)	0.0912	789,038
Series B redeemable convertible preferred stock	20,041,828 shares	N/A	(iii)	0.1105	2,215,226
Series B-1 redeemable convertible preferred stock	9,508,194 shares	N/A	(iii)	0.2628	2,498,375
Series C redeemable convertible preferred stock	42,110,853 shares	N/A	(iii)	0.4794	20,189,137
Class A common stock warrants (iv)	123,952,844 warrants	122,673,926		0.0912	11,187,631
Convertible bridge notes and accrued interest (v)	$61,890,749	84,829,689		0.0912	7,736,341
					78,993,201	(vi)
________________
(i)Amounts reflect the number of securities and the amount of outstanding debt (principal and interest) for which Osprey common shares were exchanged upon consummation of the Merger.
(ii)Represents the number of Class A common shares that were issued per outstanding share of Legacy BlackSky’s common stock, per Legacy BlackSky common share equivalent, or per share of Legacy BlackSky’s preferred stock, as applicable.
(iii)Each class of Legacy BlackSky’s preferred stock was exchanged directly for Osprey Class A common shares (i.e., without initially being converted to Legacy BlackSky Class A common shares or equivalents), at the exchange ratio determined based upon either the liquidation preference attributable to the class of preferred stock or the common stock exchange ratio, whichever was most advantageous to the holder of the outstanding shares.
(iv)Includes Legacy BlackSky Class A common stock warrants issued before, as well as in connection with, the Bridge Notes. These outstanding Legacy BlackSky Class A common stock warrants were automatically net exercised into Legacy BlackSky Class A common shares (refer to the “Legacy BlackSky Class A Common Share Equivalent” column), and those shares were exchanged for Osprey Class A common shares based upon the Class A common stock exchange ratio.
(v)Represents the principal balance of Bridge Notes, inclusive of interest through the date of the Merger. Upon consummation of the Merger, all outstanding Bridge Notes were converted into Legacy BlackSky Class A common stock at a conversion price of 80% of the deemed value of a single Legacy BlackSky Class A common share (refer to the “Legacy BlackSky Class A Common Share Equivalent” column for the number of shares of Legacy BlackSky Class A common stock issued upon conversion) and, immediately thereafter, those Legacy BlackSky Class A common shares were exchanged for Osprey Class A common shares based the common stock exchange ratio.
(vi)For purposes of determining the weighted-average number of shares to be used in the calculation of pro forma loss per share from continuing operations - basic and diluted, this number of shares exchanged has been reduced by 455,493 shares representing unvested RSAs exchanged upon consummation of the Merger, yielding a result of 78,537,708.
(5)Legacy BlackSky RSUs that were exchanged for RSUs that vest into common shares of BlackSky Technology Inc. have been included in the determination of basic and diluted loss per share on a weighted-average basis determined based upon the Class A common stock exchange ratio and the RSUs respective vesting schedules.
(6)Represents the weighted-average number of new Class A common shares issued between the close of the Merger on September 9, 2021 and the close of the year ended December 31, 2021.
(7)Potentially dilutive shares have been deemed to be anti-dilutive and, accordingly, have been excluded from the calculation of diluted loss per share from continuing operations. Potentially dilutive shares that have been excluded from the determination of diluted loss per share from continuing operations include (A) 24,137,500 outstanding warrants that had been issued by Osprey, (B) the 2,371,875 shares of Class A common stock that were issued to the former holders of Osprey Class B common stock upon consummation of the Merger, but are subject to lock-up arrangements that will remain in effect until BlackSky Technology Inc.’s common stock price achieves certain targets, (C) approximately 45,826,240 options and warrants to purchase shares of Legacy BlackSky common stock that, upon consummation of the Merger and, based on the common stock exchange ratio indicated in the foregoing table (0.0912), were exchanged for options and warrants to purchase approximately 4,179,060 shares of BlackSky Technology Inc.’s common stock in accordance with the terms of the Merger Agreement, and (D) all restricted stock units that have not been assumed to be vested and exchanged for shares of common stock for purposes of calculating pro forma loss per share from continuing operations.

USE OF PROCEEDS
All of the Securities offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Securities hereunder.
With respect to the registration of shares of our Common Stock and Private Placement Warrants offered by the selling securityholders pursuant to this prospectus, the selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees of our counsel and our independent registered public accountants.
We will receive up to an aggregate of approximately $313,613,021.35 from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash and from the exercise of the Legacy BlackSky Equity Awards. We expect to use the net proceeds from the exercise of the Warrants and the Legacy BlackSky Equity Awards for general corporate purposes. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants or that they will exercise any or all of them for cash. The amount of cash we would receive from the exercise of the Warrants will decrease to the extent that Warrants are exercised on a cashless basis.

SELLING SECURITYHOLDERS
This prospectus relates to the possible resale by the Selling Securityholders of up to 77,112,773 shares of our Common Stock and up to 8,325,000 of our Warrants.
The Selling Securityholders may from time to time offer and sell any or all of the Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock or Warrants other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Common Stock or Warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock and Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the Securities covered by this prospectus upon the completion of the offering. For information regarding transactions between us and the Selling Securityholders, see the sections titled “Management,” “Certain Relationships, Related Party and Other Transactions” and “Executive Compensation” in the Initial Registration Statement.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See the section titled “Plan of Distribution” elsewhere in this prospectus.
The following table is prepared based on information provided to us by the Selling Securityholders as of September 16, 2022. It sets forth the name and address of the Selling Securityholders, the aggregate number of shares of Common Stock and Warrants that the Selling Securityholders may offer pursuant to this prospectus, the beneficial ownership of the Selling Securityholders both before and after the offering, and the shares of Common Stock and Warrants being offered by the Selling Securityholders and does not reflect any other Company securities that the Selling Securityholder may own, beneficially or otherwise.

					BlackSky Class A Common Stock Beneficially Owned After the Offered Shares of BlackSky Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	BlackSky Class A Common Stock Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of BlackSky Class A Common Stock Being Offered	Number of Warrants Being Offered	Number	Percent(1)	Number	Percent(1)
Arete Foundation(2)	250,000	—	250,000	—	—	—	—	—
Barry L. Zubrow Inc.(3)	385,000	250,000	385,000	250,000	—	—	—	—
Bart Blatstein (4)	350,000	250,000	350,000	250,000	—	—	—	—
Brookdale Global Opportunity Fund(5)	74,000	—	74,000	—	—	—	—	—
Brookdale International Partners, L.P.(6)	126,000	—	126,000	—	—	—	—	—
Citadel Multi-Strategy Equities Master Ltd.(7)	400,000	—	400,000	—	—	—	—	—

					BlackSky Class A Common Stock Beneficially Owned After the Offered Shares of BlackSky Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	BlackSky Class A Common Stock Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of BlackSky Class A Common Stock Being Offered	Number of Warrants Being Offered	Number	Percent(1)	Number	Percent(1)
Cohen PIPE LLC—BlackSky RS(8)	200,000	—	200,000	—	—	—	—	—
Declaration Capital Fund SPV XI LLC(9)	1,159,760	—	500,000	—	659,760	*	—	—
Edward E. Cohen (10)	1,281,225	643,750	1,281,225	643,750	—	—	—	—
JANA Capital LLC(11)	2,868,500	—	2,868,500	—	—	—	—	—
Jennifer Fanjiang (12)	70,000	50,000	70,000	50,000	—	—	—	—
John Hanna	50,000	—	50,000	—	—	—	—	—
Jonathan Z. Cohen Julia Pershan Cohen	250,000	—	250,000	—	—	—	—	—
Juniper Family Investments LLC(13)	60,000	—	60,000	—	—	—	—	—
Kevin G. Galligan	50,000	—	50,000	—	—	—	—	—
Michele and Jeffrey Brotman, TBE (14)	205,000	150,000	205,000	150,000	—	—	—	—
Millais Limited(15)	200,000	—	200,000	—	—	—	—	—
Nicholas Hammerschlag	10,000	—	10,000	—	—	—	—	—
Palantir Technologies Inc.(16)	80,000	—	80,000	—	—	—	—	—
Reiss Capital Management LLC(17)	350,000	250,000	350,000	250,000	—	—	—	—
Samlyn Long Alpha Master Fund, Ltd.(18)	16,109	—	16,109	—	—	—	—	—
Samlyn Net Neutral Master Fund, Ltd.(19)	351,670	—	351,670	—	—	—	—	—
Samlyn Offshore Master Fund, Ltd.(20)	430,046	—	430,046	—	—	—	—	—
Samlyn Onshore Fund, LP(21)	174,591	—	174,591	—	—	—	—	—
The 2019 Cohen Grandchildren Trust(22)	250,000	—	250,000	—	—	—	—	—
Trevian 2018 Trust(23)	35,000	—	35,000	—	—	—	—	—
Jeffrey Brotman	250,375	—	250,375	—	—	—	—	—
Jonathan Cohen (24)	1,031,225	643,750	1,031,225	643,750	—	—	—	—
Hepco Family Trust dtd 4/28/11(25)	1,359,800	—	1,359,800	—	—	—	—	—
William Fradin	353,375	—	353,375	—	—	—	—	—
Matt Zubrow	25,000	—	25,000	—	—	—	—	—
Jason Annacone	1,000	—	1,000	—	—	—	—	—
Corey Cannon	10,000	—	10,000	—	—	—	—	—
Amanda Eichner	2,000	—	2,000	—	—	—	—	—
David Jansky	8,000	—	8,000	—	—	—	—	—
Frederick Stoleru (26)	75,000	50,000	75,000	50,000	—	—	—	—
Sue Taylor	2,000	—	2,000	—	—	—	—	—
Robert B. Henske	40,000	—	40,000	—	—	—	—	—
Rick Reiss	40,000	—	40,000	—	—	—	—	—
Savneet Singh	40,000	—	40,000	—	—	—	—	—
Robert Tinker	40,000	—	40,000	—	—	—	—	—
John Mutch (27)	180,000	100,000	180,000	100,000	—	—	—	—
Russ Fradin	50,000	—	50,000	—	—	—	—	—

					BlackSky Class A Common Stock Beneficially Owned After the Offered Shares of BlackSky Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	BlackSky Class A Common Stock Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of BlackSky Class A Common Stock Being Offered	Number of Warrants Being Offered	Number	Percent(1)	Number	Percent(1)
BlackRock Credit Alpha Master Fund, LP (28)	319,500	252,000	319,500	252,000	—	—	—	—
HC NCBR Fund (29)	124,250	98,000	124,250	98,000	—	—	—	—
BSMA Limited (30)	662,500	350,000	662,500	350,000	—	—	—	—
Gundy Co ITF The HGC Fund LP (31)	662,500	350,000	662,500	350,000	—	—	—	—
Polar Multi-Strategy Master Fund (32)	662,500	350,000	662,500	350,000	—	—	—	—
Scott Barrett (33)	97,500	75,000	97,500	75,000	—	—	—	—
Brian Begley (34)	65,000	50,000	65,000	50,000	—	—	—	—
Jeff Blomstrom (35)	65,000	50,000	65,000	50,000	—	—	—	—
Neil Crespi and Elissa Crespi JTWROS (36)	65,000	50,000	65,000	50,000	—	—	—	—
Michael Downs (37)	65,000	50,000	65,000	50,000	—	—	—	—
Thomas Elliott (38)	65,000	50,000	65,000	50,000	—	—	—	—
Alan Feldman (39)	97,500	75,000	97,500	75,000	—	—	—	—
Brian Frank and Lauren Frank (40)	260,000	200,000	260,000	200,000	—	—	—	—
Gecco Capital LLC (41)	650,000	500,000	650,000	500,000	—	—	—	—
Andrew Goldman (42)	325,000	250,000	325,000	250,000	—	—	—	—
Martin Granoff (43)	130,000	100,000	130,000	100,000	—	—	—	—
Robert Grusky (44)	65,000	50,000	65,000	50,000	—	—	—	—
Henske Revocable Trust (45)	130,000	100,000	130,000	100,000	—	—	—	—
JAAR LLC (46)	836,875	643,750	836,875	643,750	—	—	—	—
Jacobs Family Trust (47)	455,000	350,000	455,000	350,000	—	—	—	—
Steve Kessler (48)	65,000	50,000	65,000	50,000	—	—	—	—
Rick Kleeman (49)	130,000	100,000	130,000	100,000	—	—	—	—
Fred Kotek (50)	260,000	200,000	260,000	200,000	—	—	—	—
Paul Lichtman (51)	195,000	150,000	195,000	150,000	—	—	—	—
M2 Trust Cust. FBO David Jansky IRA (52)	130,000	100,000	130,000	100,000	—	—	—	—
Diane Deitcher (53)	130,000	100,000	130,000	100,000	—	—	—	—
Moreno Energy, Inc. (54)	130,000	100,000	130,000	100,000	—	—	—	—
Scott Ostfeld (55)	65,000	50,000	65,000	50,000	—	—	—	—
Robert Tinker Trust DTD 7/30/2012 (56)	97,500	75,000	97,500	75,000	—	—	—	—
Robert V. Hery & Mary K. Hery Trust (57)	97,500	75,000	97,500	75,000	—	—	—	—
Scott Schaeffer (58)	65,000	50,000	65,000	50,000	—	—	—	—
Lee Shilfer (59)	65,000	50,000	65,000	50,000	—	—	—	—
SCP Series LLC (60)	65,000	50,000	65,000	50,000	—	—	—	—
Jeff Slotterback (61)	130,000	100,000	130,000	100,000	—	—	—	—
William Ulrich (62)	65,000	50,000	65,000	50,000	—	—	—	—
BlackSky Directors and Executive Officers(63)
Brian O’Toole(64)	2,573,705	—	2,573,705	—	—	—	—	—
Henry Dubois(65)	233,367	—	75,147	—	—	—	—	—
William Porteous(66)				—	—	—	—	—

					BlackSky Class A Common Stock Beneficially Owned After the Offered Shares of BlackSky Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	BlackSky Class A Common Stock Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of BlackSky Class A Common Stock Being Offered	Number of Warrants Being Offered	Number	Percent(1)	Number	Percent(1)
David DiDomenico	836,875	643,750	836,875	643,750	—	—	—	—
BlackSky Stockholders with 5% or Greater of BlackSky Class A Common Stock and Warrants
Entities affiliated with Mithril LP(67)	18,628,026	—	18,628,026	—	—	—	—	—
RRE Ventures VI, LP(68)	5,759,049	—	5,759,049	—	—	—	—	—
Seahawk SPV Investment LLC(69)	16,364,532		16,364,532	—	—	—	—	—
VCVC IV LLC(70)	9,951,809	—	9,951,809	—	—	—	—	—
BlackSky Stockholders more than or equal to 100,000 shares of BlackSky Class A Common Stock
Brian Daum(71)	1,424,479	—	1,424,479	—	—	—	—	—
Timothy Puckorious(73)	136,797	—	136,797	—	—	—	—	—
Jason Andrews and Marian Joh(72)	2,013,883	—	958,082	—	1,055,801	*	—	—
BlackSky Stockholders with less than 100,000 shares of BlackSky Class A Common Stock
Shareholders with beneficial ownership of less than 100,000 shares and more than or equal to 30,000 shares	166,355	—	166,355	—	—	—	—	—
Shareholders with beneficial ownership of less than 30,000 shares and more than or equal to 10,000 shares	103,646	—	103,646	—	—	—	—	—
Shareholders with beneficial ownership of less than 10,000 shares and more than or equal to 5,000 shares	63,927	—	63,927	—	—	—	—	—
Shareholders with beneficial ownership of less than 5,000 shares and more than or equal to 1,000 shares	48,787	—	48,787	—	—	—	—	—
Shareholders with beneficial ownership of less than 1,000 shares	3,516	—	3,516	—	—	—	—	—
Total Shares	78,986,554	8,325,000	77,112,773	8,325,000	1,873,781	1.55%	—	—
__________________
(1)The percentage of beneficial ownership before this offering is calculated based on 121,116,599 Class A Common Stock outstanding, as of September 16, 2022. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)Messrs. Daniel Cohen, Ed Cohen and Jon Cohen are co-trustees of this trust.
(3)Barry L. Zubrow Inc. is managed by Barry L. Zubrow, who may be deemed to have sole voting and dispositive power of the shares. The address for Barry L. Zubrow Inc. is 1100 S. Flagler Dr., Unit 1601, West Palm Beach, FL 33401. Consists of (i) 135,000 shares of Class A Common Stock and (ii) 250,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(4)Consists of (i) 100,000 shares of Class A Common Stock and (ii) 250,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(5)Reflects securities held by Brookdale Global Opportunity Fund (“BGO”). Andrew Weiss is the Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO. Mr. Weiss has voting and dispositive power with respect to the securities held by BGO. Mr. Weiss, WAM GP LLC and Weiss Asset Management LP each disclaim beneficial ownership of the shares held by BGO, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.
(6)Reflects securities held by Brookdale International Partners, L.P. (“BIP”). Andrew Weiss is the Manager of WAM GP LLC, which is the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the securities held by BIP. Mr. Weiss, WAM GP LLC and BIP GP LLC each disclaim beneficial ownership of the shares held by BIP, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.
(7)Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/ or certain other affiliated entities.
(8)Cohen PIPE LLC—BlackSky RS is managed by Cohen & Company LLC. Lester Brafman may be deemed to have voting and/or investment control over the shares held by Cohen PIPE LLC—BlackSky RS. The address of Cohen PIPE LLC—BlackSky RS is 3 Columbus Circle, 24th Floor, NY, NY 100019.
(9)Declaration Capital Fund SPV XI LLC is a pooled investment vehicle managed on a discretionary basis by Declaration Partners LP.. Declaration Partners LP is an investment adviser registered with the SEC and it is majority-owned and controlled by Brian L. Frank, who may be deemed to have sole voting and dispositive power of the shares. The address for Declaration Partners LP is 510 Madison Avenue, 20th Floor, New York, NY 10022.
(10)Consists of (i) 637,475 shares of Class A Common Stock and (ii) 643,750 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(11)JANA Capital LLC, an affiliate of JANA Partners LLC, co-sponsored Osprey Technology Acquisition Corp., now BlackSky. Barry Rosenstein is the Managing Partner of JANA. David DiDomenico is a partner of JANA and heads its SPAC initiative, and in such role serves as a director of BlackSky. The address of such entities is 1330 Avenue of the Americas, 31st Floor, NY, NY 10019. Shares of JANA Capital LLC consist of: (i) 1,868,500 JANA Capital Founder Shares and (ii) 1,000,000 PIPE Shares.
(12)Consists of (i) 20,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(13)Signed by Michaela Kindler, Authorized Person. The address for the entity listed in this footnote is 828 Seabury Road, Hillsborough, CA 94010.
(14)Consists of (i) 55,000 shares of Class A Common Stock and (ii) 150,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(15)Andrew Dodd and Michael Bell are the directors of Millais Limited and have voting power over the shares offered hereby. Mr. Dodd and Mr. Bell both disclaim beneficial ownership of such shares. The address of Millais Limited is c/o Millais USA LLC, 767 5th Avenue, 9th Floor, NY, NY 10153.
(16)Palantir Technologies Inc. is currently controlled by its seven-member board of directors. For more information, please see Palantir Technologies Inc.’s public filings with the SEC.
(17)Mr. Richard Reiss is Managing Director of Reiss Capital Management LLC. The mailing address for Reiss Capital Management LLC is 152 West 57th Street, 32nd Floor, New York, New York 10019. Consists of (i) 100,000 shares of Class A Common Stock and (ii) 250,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(18)The reported securities are directly owned by Samlyn Long Alpha Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, LLC (“Samlyn Capital”), as the investment manager of Samlyn Long Alpha Master Fund. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Long Alpha Master Fund. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of them are the beneficial owners of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose.
(19)The reported securities are directly owned by Samlyn Net Neutral Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, LLC (“Samlyn Capital”), as the investment manager of Samlyn Net Neutral Master Fund. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Net Neutral Master Fund. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of them are the beneficial owners of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose.
(20)The reported securities are directly owned by Samlyn Offshore Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, LLC (“Samlyn Capital”), as the investment manager of Samlyn Offshore Master Fund. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Offshore Master Fund. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of them are the beneficial owners of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose.
(21)The reported securities are directly owned by Samlyn Onshore Fund, LP, and may be deemed to be indirectly beneficially owned by (i) Samlyn Capital, LLC, as the investment manager of Samlyn Onshore Fund, and (ii) Samlyn Partners, LLC (“Samlyn Partners”), as the general partner of Samlyn Onshore Fund. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Managing Member of Samlyn Partners. Samlyn Capital, Samlyn Partners and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that any of them are the beneficial owners of the securities for purposes of Section 16 of the Exchange Act or for any other purpose.
(22)Daniel Cohen and Jonathan Cohen are co-trustees of this trust.

(23)Dr. Robert Ostfeld is the trustee of Trevian 2018 Trust. The address for Trevian 2018 Trust is Lowenstein Sandler, One Lowenstein Drive, Roseland, New Jersey 07068, Attention: Warren Rascusin.
(24)Consists of (i) 387,475 shares of Class A Common Stock and (ii) 643,750 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(25)Jonathan Z. Cohen may be deemed the beneficial owner of the securities held by Hepco Family Trust.
(26)Consists of (i) 25,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(27)Consists of (i) 80,000 shares of Class A Common Stock and (ii) 100,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(28)The registered holders of the referenced securities are under management by subsidiaries of BlackRock, Inc. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced securities. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all securities held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Securities shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc. Consists of (i) 67,500 shares of Class A Common Stock and (ii) 252,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(29)The registered holders of the referenced securities are under management by subsidiaries of BlackRock, Inc. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced securities. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all securities held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Securities shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc. Consists of (i) 26,250 shares of Class A Common Stock and (ii) 98,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(30)The registered investment manager of BSMA Limited is Bluecrest Capital Management Limited with registered address: Ground Floor, Harbour Beach, La Rue de Carteret, St. Helier, Jersey JER 4HR. Consists of (i) 312,500 shares of Class A Common Stock and (ii) 350,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(31)HGC Investment Management Inc. is the investment manager and may be deemed to have voting and dispositive power of the securities held by Gundy Co ITF The HGC Fund LP. The address for the selling stockholder is 1073 Yonge St, 2nd Floor, Toronto, Ontario, M4W 2L2, Canada. Consists of (i) 312,500 shares of Class A Common Stock and (ii) 350,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(32)Polar Multi-Strategy Master Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the fund and has control and discretion over the securities held by the fund. As such, PAMPI may be deemed the beneficial owner of the securities held by the fund. PAMPI disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest therein. The business address of the fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6. Consists of (i) 312,500 shares of Class A Common Stock and (ii) 350,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(33)Consists of (i) 22,500 shares of Class A Common Stock and (ii) 75,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(34)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(35)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(36)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(37)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(38)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(39)Consists of (i) 22,500 shares of Class A Common Stock and (ii) 75,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(40)Consists of (i) 60,000 shares of Class A Common Stock and (ii) 200,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(41)Gary Claar may be deemed the beneficial owner of the securities held by Gecco Capital LLC. Consists of (i) 150,000 shares of Class A Common Stock and (ii) 500,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(42)Consists of (i) 75,000 shares of Class A Common Stock and (ii) 250,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(43)Consists of (i) 30,000 shares of Class A Common Stock and (ii) 100,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(44)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(45)Robert and Elisabeth Henske may be deemed the beneficial owners of the securities held by the trust. Consists of (i) 30,000 shares of Class A Common Stock and (ii) 100,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.

(46)Lizanne Rosenstein is the Manager of JAAR, LLC and may be deemed the beneficial owner of the securities. Consists of (i) 193,125 shares of Class A Common Stock and (ii) 643,750 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(47)Gary Jacobs has the power to direct the vote and disposition of the securities held by the Jacobs Family Trust. Accordingly, Gary Jacobs may be deemed to be the beneficial owner of such securities. Consists of (i) 105,000 shares of Class A Common Stock and (ii) 350,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(48)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(49)Consists of (i) 30,000 shares of Class A Common Stock and (ii) 100,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(50)Consists of (i) 60,000 shares of Class A Common Stock and (ii) 200,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(51)Consists of (i) 45,000 shares of Class A Common Stock and (ii) 150,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(52)David Jansky may be deemed the beneficial owner of the securities. Consists of (i) 30,000 shares of Class A Common Stock and (ii) 100,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(53)Consists of (i) 30,000 shares of Class A Common Stock and (ii) 100,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(54)F. Fox Benton, III may be deemed the beneficial owner of the securities held by Moreno Energy, Inc. Consists of (i) 30,000 shares of Class A Common Stock and (ii) 100,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(55)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(56)Robert Tinker may be deemed the beneficial owner of the securities held by the Rober Tinker Trust. Consists of (i) 22,500 shares of Class A Common Stock and (ii) 75,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(57)Consists of (i) 22,500 shares of Class A Common Stock and (ii) 75,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(58)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(59)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(60)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(61)Consists of (i) 30,000 shares of Class A Common Stock and (ii) 100,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(62)Consists of (i) 15,000 shares of Class A Common Stock and (ii) 50,000 Class A Common Stock shares issuable upon exercise of the holder’s Warrants.
(63)Unless otherwise noted, the business address of each director and officer is 13241 Woodland Park Road, Suite 300, Herndon, VA 20171.
(64)Includes 923,387 restricted stock units and 1,650,318 shares of common stock. The address of Mr. O’Toole is c/o BlackSky Holdings, Inc., 13241 Woodland Park Road, Suite 300, Herndon, Virginia 20171.
(65)Includes (i) 185,203 shares of common stock and (ii)128,084 stock options.
(66)Voting and investment decisions for shares beneficially owned by RRE Ventures VI, LP are shared by five individuals (one of whom is William Porteous) who are members of RRE Ventures VI GP, LLC, the general partner of RRE Ventures VI, LP. The address for these entities is c/o RRE Ventures 130 East 59th Street, 17th Floor, New York, New York 10022.
(67)Consists of (i) 10,386,626 shares held by Mithril LP and (ii) 8,241,400 shares held by Mithril II LP. Mithril Capital Management LLC (“MCM”) is a management company that manages Mithril LP and Mithril II LP, and is appointed by Mithril GP LP (“GP I”), the general partner of Mithril LP, and Mithril II GP LP (“GP II”), the general partner of Mithril II LP, each of which has formal control over its respective fund. Peter Thiel and Ajay Royan are the members of the investment committees of GP I and GP II. The investment committees make all investment decisions with respect to these entities and may be deemed to share voting and investment power over the securities held by Mithril LP and Mithril II LP. The address of each of the Mithril entities and Mr. Royan is c/o Mithril Capital Management, LLC, 600 Congress Ave., Suite 3100, Austin, Texas 78701. The address of Mr. Thiel is c/o Thiel Capital LLC, 9200 Sunset Boulevard, Suite 1110, West Hollywood, California 90069.
(68)Voting and investment decisions for shares beneficially owned by RRE Ventures VI, LP are shared by five individuals (one of whom is William Porteous) who are members of RRE Ventures VI GP, LLC, the general partner of RRE Ventures VI, LP. The address for these entities is c/o RRE Ventures 130 East 59th Street, 17th Floor, New York, New York 10022.
(69)Seahawk SPV Investment LLC (“Seahawk”) is the record holder of such shares. Seahawk is a direct wholly-owned subsidiary of Thales Alenia Space US Investment LLC (“TAS US”), which, in turn, is a wholly-owned subsidiary of Thales Alenia Space S.A.S (“TAS”). TAS is a joint venture whose majority owner is Thales S.A., a French public company (“Thales”). By reason of their relationships, TAS US, TAS and Thales may be deemed to share the power to vote or to direct the vote and to dispose or direct the disposition of the shares held by Seahawk and may be deemed to have shared beneficial ownership of the shares held directly by Seahawk. The address of Seahawk is 2733 South Crystal Drive, Suite 1200, Arlington, California 22202. The address of TAS US is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The address of TAS is 100 Bd du Midi—06150 Cannes la Bocca—France. The address of Thales is Tour Carpe Diem, 31 Place des Corolles, Esplanade Nord—92400 Courbevoie— France.
(70)VCVC Management IV LLC (“VCVC Management”) serves as the Manager of VCVC IV LLC (“VCVC IV”) and Cougar Investment Holdings LLC (“Cougar”) serves as the Managing Member of VCVC Management. Cougar has sole voting and dispositive power over the shares held by VCVC IV. Both of VCVC Management and Cougar disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, beneficial ownership of these securities, except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of VCVC Management or Cougar is the beneficial owner of such securities for purposes of Section 16 or for any other purposes. The address for the foregoing entities is 505 Fifth Avenue South, Suite 900, Seattle, Washington 98104.

(71)Includes 898,305 restricted stock units and 526,174 shares of common stock. The address of Mr. Daum is c/o BlackSky Holdings, Inc., 13241 Woodland Park Road, Suite 300, Herndon, Virginia 20171.
(72)Includes 2,013,883 shares held jointly by Jason Andrews and Marian Joh.
(73)Includes 136,797 restricted stock units
Please see the sections titled “Management,” “Executive Compensation” and “Certain Relationships, Related Party and Other Transactions” appearing in the Initial Registration Statement for more information regarding material relationships with our Selling Securityholders.

DESCRIPTION OF SECURITIES
The following is a summary of the material terms of our securities as of the date of this prospectus as specified in our amended and restated certificate of incorporation and amended and restated bylaws. Because the following description is only a summary, it does not contain all of the information that may be important to you. For a complete description of matters set forth in this section titled “Description of Securities,” you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, as well as to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).
General
The authorized capital stock of BlackSky consists of 400,000,000 shares, $0.0001 par value per share, of which: 300,000,000 shares are designated as Class A Common Stock; and 100,000,000 shares are designated as preferred stock.
Common Stock
The amended and restated certificate of incorporation authorizes one class of common stock, the Class A Common Stock.
Dividend Rights
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Delaware common law also imposes a solvency requirement in connection with the payment of dividends.
Subject to preferences that may apply to any shares of our preferred stock outstanding at the time, the holders of our Common Stock will be entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Voting Rights
Holders of our Common Stock are entitled to one vote for each share held as of the record date for the determination of the stockholders entitled to vote on such matters, including the election and removal of directors, except as otherwise required by law. Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting and provides that no stockholder will be permitted to cumulate votes at any election of directors.
Right to Receive Liquidation Distributions
If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating series of our preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

Other Matters
All outstanding shares of our Common Stock will be fully paid and nonassessable. Our Common Stock will not be entitled to preemptive rights and will not be subject to redemption or sinking fund provisions.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by the DGCL, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors is empowered to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors is able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of BlackSky and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. There are currently no plans to issue any shares of preferred stock.
Warrants
Public Warrants
As of June 30, 2022, there were an aggregate of 15,812,500 Public Warrants outstanding which entitle the holder to acquire Common Stock. Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment as discussed in “Anti-Dilution Adjustments” below. The Public Warrants are exercisable, subject to the registration conditions in the next paragraph and our obligation to have a registration statement declared effective covering the issuance of the shares issuable upon exercise of the warrants as discussed below. The Public Warrants will expire on September 9, 2026, at 5:00 p.m. New York City time, or earlier upon redemption or liquidation.
We are not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and we have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of Common Stock is available, subject to satisfaction of our obligations described below with respect to registration. No Public Warrant is exercisable for cash or on a cashless basis, and we are not obligated to issue any shares to holders seeking to exercise their Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.
A registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the warrants was declared effective on December 16, 2021, and we have agreed to maintain a current prospectus relating to those shares of Common Stock until the warrants expire or are redeemed. Notwithstanding the above, if the Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration of the Common Stock issuable upon exercise of the Warrants, but will use our best efforts to register or qualify the shares issuable upon the exercise of the Public Warrants under applicable blue sky laws to the extent an exemption is not available.

Private Placement Warrants
As of June 30, 2022, there were 8,325,000 Private Placement Warrants outstanding which entitle the holder to acquire Common Stock. Except as set forth below, the terms of the Private Placement Warrants, including the exercise period and expiration date, are identical to the Public Warrants. 4,162,500 of the Private Placement Warrants are exercisable at an exercise price of $11.50 per share and 4,162,500 of the Private Placement Warrants will not be exercisable unless and until the date that the Common Stock reaches a trading price of $20.00 per share on the NYSE and are then exercisable at an exercise price of $20.00 per share, each subject to adjustment as discussed in “Anti-Dilution Adjustments” below.
The Private Placement Warrants (including the Common Stock issuable upon exercise of the Private Placement Warrants) are not redeemable by us for cash so long as they are held by the Sponsor or its permitted transferees except as set forth elsewhere in this prospectus. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis and will be entitled to certain registration rights. Otherwise, and except with the $20.00 exercise price for 4,162,500 Private Placement Warrants described above, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
If the Sponsor or its permitted transferees elect to exercise the Private Placement Warrants on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the holders of Warrants. If such holders remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities.
Redemption of Warrants
Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00.
Once the Warrants become exercisable, we may call the Warrants for redemption:
•in whole and not in part;
•at a price of $0.01 per Warrant;
•upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”), to each Warrant holder;
•if, and only if, the closing price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which BlackSky sends the notice of redemption to the Warrant holders; and
•provided that there is an effective registration statement covered the shares of Common Stock issuable upon exercise of the Warrants and a current prospectus relating thereto, available throughout the 30-day redemption period or we have elected to require the exercise of the Warrants on a “cashless basis” as described in “—Redemption Procedures and Cashless Exercise.”

If and when the Warrants become redeemable by us pursuant to the foregoing redemption method, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 Warrant exercise price after the redemption notice is issued.
As described in “—Private Placement Warrants,” these redemption rights do not apply to Private Placement Warrants if at the time of the redemption, such Private Placement Warrants continue to be held by the Sponsor or its permitted transferees.
Redemption Procedures and Cashless Exercise
If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. Additionally, in no event will we be required to net cash settle the Warrants. In determining whether to require all holders to exercise their Warrants on a “cashless basis”, our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Warrants. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (ii) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock as reported during the 10 trading day period ending on the trading day prior to the date on which notice of redemption is sent to the holders of the Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption.
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), would beneficially own in excess of 9.8% (or such other amount as specified by the holder) of the shares of Common Stock outstanding immediately after giving effect to such exercise.
Exercise of Warrants
The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the subscription form duly executed, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the warrant agent, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Anti-Dilution Adjustments
If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “fair market value” (as defined below) will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one minus the quotient of (a) the price per share of Common Stock paid in such rights offering divided by (b) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “fair market” value means the volume weighted average price of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Warrants are convertible), other than (i) as described above or (ii) certain ordinary cash dividends, and in those other cases applicable per the terms of the Warrant Agreement, then the Warrant exercise price will be decreased, effective immediately after the effective date of such extraordinary dividend, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such extraordinary dividend.
If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (i) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (ii) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of BlackSky with or into another corporation (other than a consolidation or merger in which BlackSky is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of BlackSky as an entirety or substantially as an entirety in connection with which BlackSky is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event, provided, however, that if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of

Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement, provided, further, that if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant.
The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants in order to determine and realize the option value component of the Warrant. This formula is to compensate the Warrant holder for the loss of the option value portion of the Warrant due to the requirement that the Warrant holder exercise the Warrant within 30 days of the event. We believe the Black-Scholes model is a commonly accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
Amendments
The Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, or to add or change any other provisions with respect to matters or questions arising under the Warrant Agreement as the parties may deem necessary or desirable and that the parties deem do adversely affect the interest of the Warrant holders. All other modifications or amendments, including any amendment to increase the exercise price or shorten the exercise period and any amendment to the terms of only the Private Placement Warrants, requires the approval by the holders of at least 65% of the then-outstanding Public Warrants. We may lower the exercise price or extend the duration of the exercise period without the consent of the Warrant holders.
Form S-8 Registration Statement
We have filed a registration statement on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under our 2021 Plan. The Form S-8 registration statement became effective automatically upon filing. The Form S-8 covers shares of Common Stock underlying the 2021 Plan, which can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions. We may file in the future one or more registration statements on Form S-8 under the Securities Act to register additional shares of Common Stock issued or issuable under our 2021 Plan or our ESPP.
Anti-Takeover Provisions
Certain provisions of Delaware law, the amended and restated certificate of incorporation, and the amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of BlackSky. They are also designed, in part, to encourage persons seeking to acquire control of BlackSky to negotiate first with our board of directors.
Section 203 of the DGCL
We will be governed by the provisions of Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” (as those terms are defined in Section 203 of the DGCL) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•either the merger or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to the time the stockholder became an interested stockholder, the merger was approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
In general, Section 203 defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or, within the prior three years, did own, 15% or more of our outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing changes in control of BlackSky.
Classified Board of Directors
The amended and restated certificate of incorporation provides that our board of directors is divided into three classes, designated Class I, Class II and Class III. The term of the Class II directors shall terminate on the date of the 2023 annual meeting of stockholders, the term of the Class III directors shall terminate on the date of the 2024 annual meeting of stockholders, and the term of the Class I directors shall terminate on the date of the 2025 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.
Removal of Directors
The amended and restated certificate of incorporation provides that stockholders may only remove a director for cause and only by a vote of no less than 66 2/3% of the voting power of the issued and outstanding capital stock entitled to vote in the election of directors, voting together as a single class.
Board of Directors vacancies
The amended and restated certificate of incorporation and amended and restated bylaws authorize only a majority of the remaining members of our board of directors, although less than a quorum, to fill vacant directorships, including newly created seats. In addition, subject to the rights of holders of any series of preferred stock, the number of directors constituting our board of directors will be permitted to be set only by a resolution of our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors and will promote continuity of management.
Stockholder action; special meeting of stockholders
The amended and restated certificate of incorporation and amended and restated bylaws provides that stockholders may not take action by written consent but may only take action at annual or special meetings of the stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend the amended and restated bylaws, amend the amended and restated certificate of incorporation or remove directors without holding a meeting of the stockholders called in accordance with the amended and restated certificate of incorporation and amended and restated bylaws. The amended and restated certificate of incorporation and amended and restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, the Chairperson of our board of directors, or our Chief Executive Officer or President, thus prohibiting stockholder action to call a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
Advance notice requirements for stockholder proposals and director nominations
The amended and restated certificate of incorporation provides that advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders will be given in the manner and to the extent provided in the bylaws. The amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of BlackSky.
No cumulative voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The amended and restated certificate of incorporation does not provide for cumulative voting and provides that no stockholder will be permitted to cumulate votes at any election of directors.
Amendment of amended and restated certificate of incorporation provisions
Any amendment of certain provisions in the amended and restated certificate of incorporation will require approval by holders of at least 66 2/3% of the voting power of the then outstanding voting securities entitled to vote thereon, voting together as a single class. These provisions include, among others, provisions related to the board composition, board removal rights, cumulative voting rights, and provisions related to stockholder action and advance notice, in each case as summarized above.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as the Common Stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of BlackSky by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of BlackSky. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our securities at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
The amended and restated certificate of incorporation provides that, unless otherwise consented to by us in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law be the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of our current or former directors, officers, stockholders, employees or agents to us or our stockholders; (iii) any action arising pursuant to any provision of the DGCL or the amended and restated certificate of incorporation or the amended and restated bylaws; (iv) any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents governed by the internal affairs doctrine of the State of Delaware, in each such case unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. The amended and restated certificate of incorporation further provides that, unless otherwise consented to by us in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint against any person in connection with any offering of our securities, asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. These provisions may have the effect of discouraging lawsuits against BlackSky or our directors and officers.
Limitations on Liability and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time. The effect of these provisions is to eliminate our rights and the rights of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our amended and restated certificate of incorporation provides that we must indemnify, to the fullest extent permitted by applicable law, any of our directors or officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. We are required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was, or is, authorized by the board of directors.
We have the power to indemnify, to the fullest extent permitted by applicable law, any of our directors, officers, employees or agents who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street—30th Floor, New York, NY 10004.
Rule 144
A person who has beneficially owned restricted shares of our Common Stock or Public Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of our Common Stock or restricted Warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of securities that does not exceed the greater of:
a.1% of the then outstanding equity shares of the same class; and
b.the average weekly trading volume of our Common Stock or Warrants, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.
Sales by affiliates of BlackSky under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about BlackSky.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
While we were formed as a shell company, since the completion of the merger we are no longer a shell company, and so, Rule 144 is available for the resale of the above noted restricted securities, so long as the conditions in the third bullet above are satisfied.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 8,325,000 shares of our Common Stock issuable upon the exercise of the Private Placement Warrants and up to 15,812,500 shares of our Common Stock issuable upon the exercise of the Public Warrants. We are also registering the remaining securities for resale by the Selling Securityholders. As used herein, references to “Selling Securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Common Stock or Warrants or interests in the Securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.
•We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. We will receive up to an aggregate of approximately $313,613,021.35 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash and from the exercise of the Legacy BlackSky Equity Awards. The aggregate proceeds to the Selling Securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.
The Securities offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Securityholders;
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Securities; or
•through a combination of any of these methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the Selling Securityholders.
The securities may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•settlement of short sales entered into after the date of this prospectus;
•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options or other hedging transactions, whether through an options exchange or otherwise;
•in distributions to members, limited partners or stockholders of Selling Securityholders;
•any other method permitted by applicable law;
•on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including the New York Stock Exchange;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with distributions of the Securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the Securities short and redeliver the Securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge the Securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling

Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of the Securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the Securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of the Securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the Securities pursuant to the distribution through a registration statement.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
Lock-Up Restrictions
Of the shares of Common Stock that may be offered or sold by Selling Securityholders identified in this prospectus, certain of our Selling Securityholders are subject to lock-up restrictions with respect to 6,534,375 of those shares as pursuant to our bylaws and/or other agreements.

LEGAL MATTERS
The validity of the Securities offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than 0.01% of the outstanding shares of our common stock.
EXPERTS
The financial statements of BlackSky Technology Inc., incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.blacksky.com. We make available, free of charge, on our investor relations website at https://ir.blacksky.com/ our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE
The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•Our Annual Report on Form 10-K (File No. 001-39113) for the year ended December 31, 2021 (as filed with the SEC on March 31, 2022, and amended on May 2, 2022);
•Our Quarterly Reports on Form 10-Q (File No. 001-39113) for the quarterly periods ended March 31, 2022 (as filed with the SEC on May 11, 2022) and June 30, 2022 (as filed with the SEC on August 10, 2022);
•Our Current Reports on Form 8-K (File No. 001-39113) filed May 25, 2022 and amended on May 25, 2022 (other than information furnished rather than filed), June 15, 2022 (other than information furnished rather than filed), June 24, 2022, August 10, 2022, and September 12, 2022; and
•The description of our common stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (as amended and filed with the SEC on May 2, 2022).
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
BlackSky Technology Inc.
13241 Woodland Park Road, Suite 300
Herndon, Virginia 20171
Attn: Investor Relations
(571) 267-1571

92,925,273 Shares of Class A Common Stock
8,325,000 Warrants to Purchase Shares of Class A Common Stock
PROSPECTUS
October 24, 2022
You should rely only on the information contained in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of this prospectus or any such supplement or amendment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.